UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2005

Boykin Lodging Company

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-11975	34-1824586

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Guildhall Building, Suite 1500, 45 W. Prospect Avenue, Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)

(216) 430-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT 99.1 SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
EXHIBIT 99.2 AMENDED AND RESTATED -COO SEVERANCE PLAN
EXHIBIT 99.3 AMEND & RESTATED CFO/CIO EMPLOYEE SEVERANCE PLAN
EXHIBIT 99.4 AMEND & RESTATED KEY EMPLOYEE SEVERANCE PLAN

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 2, 2005, Boykin Lodging Company (the “Company”) amended the employment agreement between the Company and Robert W. Boykin, its Chairman and Chief Executive Officer. The amendment provides that in the event of a separation from service of Mr. Boykin by the Company other than for cause or as a result of Mr. Boykin’s death or permanent disability or a separation from service by Mr. Boykin for good reason, Mr. Boykin will be paid an amount equal to three (3) multiplied by the sum of Mr. Boykin’s then-current base salary and then-current target bonus. This amount will be paid over a period of three (3) years in accordance with the Company’s usual pay practices. The amendment also provides that the Company will provide Mr. Boykin a vehicle and cellular telephone allowance and coverage under the Company’s medical, dental and other group insurance benefit plans for a period of three (3) years beginning on the date of separation from service. Mr. Boykin will continue to receive other benefits upon separation from service in accordance with the terms of the employment agreement prior to this amendment. The description of the amendment contained herein is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 99.1 to this Form 8-K.

On June 2, 2005, the Company amended and restated its COO Severance Plan, CFO/CIO Employee Severance Plan and Key Employee Severance Plan (Sr. Vice Presidents and Vice Presidents) (the “Plans”). The Plans provide that in the event of a separation from service of the participant (unless such participant is a Vice President) by the Company other than for cause or by the participant for good reason within two (2) years after a change in control, the Company will pay the participant in lump sum an amount equal to two (2) multiplied by the sum of the participant’s base salary at the time of the change in control and the participant’s target bonus during the year in which the change in control occurs. A participant who is a Vice President will be paid in lump sum an amount equal to one and eighty-four one hundredths (1.84) multiplied by the participant’s base salary at the time of the change in control. In addition, the Company will continue to provide a participant a vehicle allowance and coverage under the Company’s medical, disability, dental and other individual and group insurance benefits provided by the Company prior to the change in control for a period of twenty-four (24) months beginning on the date of separation from service; provided, however, that a Vice President will receive these benefits for eighteen (18) months. In addition, the terms of the Amended and Restated COO Severance Plan and the Amended and Restated CFO/CIO Employee Severance Plan provide that upon a change in control a bonus of up to $250,000 will be paid to the participants under such plans if certain specified criteria are met. The description of the Plans contained herein is qualified in its entirety by reference to the full text of the Plans, which are filed as Exhibits 99.2, 99.3, and 99.4, respectively, to this Form 8-K.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1 Second Amendment to Employment Agreement between the Company and Robert W. Boykin

99.2 Amended and Restated COO Severance Plan

99.3 Amended and Restated CFO/CIO Employee Severance Plan

99.4 Amended and Restated Key Employee Severance Plan (Sr. Vice Presidents and Vice Presidents)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boykin Lodging Company

	By:	/s/ Shereen P. Jones

Shereen P. Jones Executive Vice President, Chief Financial and Investment Officer

Dated: June 7, 2005